Exhibit 99.1

Press Release

FIS Announces $2.25 Billion Senior Note Tender Offers for Certain Outstanding Senior Notes

JACKSONVILLE, Fla. —(BUSINESS WIRE)— February 27, 2024— Fidelity National Information Services, FIS™, (NYSE: FIS), a global leader in financial services technology, today announced the commencement of 14 separate offers (the “Offers”) to purchase for cash up to $2,250,000,000 aggregate principal amount of its outstanding senior notes of the series listed in the table below (collectively, the “Notes”). Subject to the Maximum Purchase Condition (as defined below), the series of Notes that are purchased in the Offers will be based on the acceptance priority levels (each, an “Acceptance Priority Level”) set forth in the table below. If a given series of Notes is accepted for purchase pursuant to the Offers, all Notes of that series that are validly tendered will be accepted for purchase. No series of Notes will be subject to proration pursuant to the Offers.

The Offers are made upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 27, 2024 relating to the Notes (the “Offer to Purchase”) and the accompanying notice of guaranteed delivery (the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase, the “Tender Offer Documents”). Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase.

Acceptance Priority Level(1)	Title of Security	CUSIP/ISIN	Par Call Date(2)	Maturity Date	Principal Amount Outstanding	Interpolated Rate	Reference Security(3)	Bloomberg Reference Page	Fixed Spread(3)
1	3.360% Senior Notes due 2031	31620MBH8/ XS1843435683	02/21/2031	05/21/2031	£625,000,000	N/A	UKT 0.250% due July 31, 2031	FIT GLT0-10	+65 bps
2	2.250% Senior Notes due 2029	31620MBN5/ XS2085657299	09/03/2029	12/03/2029	£300,000,000	N/A	UKT 0.875% due October 22, 2029	FIT GLT0-10	+45 bps
3	3.750% Senior Notes due 2029	31620MBJ4/ US31620MBJ45	02/21/2029	05/21/2029	$603,972,000	N/A	UST 4.000% due January 31, 2029	PX1	+35 bps
4	2.250% Senior Notes due 2031	31620MBT2/ US31620MBT27	12/01/2030	03/01/2031	$1,250,000,000	N/A	UST 4.000% due February 15, 2034	PX1	+70 bps
5	4.500% Senior Notes due 2025	31620MBV7/ US31620MBV72	N/A	07/15/2025	$750,000,000	N/A	UST 3.000% due July 15, 2025	PX3	+25 bps
6	4.700% Senior Notes due 2027	31620MBW5/ US31620MBW55	06/15/2027	07/15/2027	$500,000,000	N/A	UST 4.125% due February 15, 2027	PX1	+45 bps
7	5.625% Senior Notes due 2052	31620MBZ8/ US31620MBZ86	01/15/2052	07/15/2052	$500,000,000	N/A	UST 4.750% due November 15, 2053	PX1	+110 bps
8	4.750% Senior Notes due 2048	31620MAZ9/ US31620MAZ95	11/15/2047	05/15/2048	$252,079,000	N/A	UST 4.750% due November 15, 2053	PX1	+140 bps
9	4.500% Senior Notes due 2046	31620MAU0/ US31620MAU09	02/15/2046	08/15/2046	$324,021,000	N/A	UST 4.500% due February 15, 2044	PX1	+125 bps
10	2.950% Senior Notes due 2039	31620MBF2/ XS1843436145	02/21/2039	05/21/2039	€500,000,000	May 2039 Interpolated Rate	N/A	IRSB EU (Pricing Source: BGN)	+80 bps
11	5.100% Senior Notes due 2032	31620MBY1/ US31620MBY12	04/15/2032	07/15/2032	$750,000,000	N/A	UST 4.000% due February 15, 2034	PX1	+70 bps
12	4.250% Senior Notes due 2028	31620MAY2/ US31620MAY21	02/15/2028	05/15/2028	$229,070,000	N/A	UST 4.000% due January 31, 2029	PX1	+95 bps
13	3.100% Senior Notes due 2041	31620MBU9/ US31620MBU99	09/01/2040	03/01/2041	$750,000,000	N/A	UST 4.500% due February 15, 2044	PX1	+105 bps
14	2.000% Senior Notes due 2030	31620MBE5/ XS1843435923	02/21/2030	05/21/2030	€1,000,000,000	May 2030 Interpolated Rate	N/A	IRSB EU (Pricing Source: BGN)	+80 bps

(1)

Subject to the satisfaction or waiver of the conditions of the Offers described in the Offer to Purchase, if the Maximum Purchase Condition (as defined below) is not satisfied with respect to every series of Notes, FIS will accept Notes for purchase in the order of their respective Acceptance Priority Level specified in the table above (with 1 being the highest Acceptance Priority Level and 14 being the lowest Acceptance Priority Level). It is possible that a series of Notes with a particular Acceptance Priority Level will not be accepted for purchase even if one or more series with a higher or lower Acceptance Priority Level are accepted for purchase.

(2)

For each series of Notes in respect of which a par call date is indicated, the calculation of the applicable Total Consideration (as defined below) will be performed taking into account such par call date.

(3)

The Total Consideration for each series of Notes (such consideration, the “Total Consideration”) payable per each $1,000, €1,000 or £1,000 principal amount, as applicable, of such series of Notes validly tendered for purchase will be based on the applicable Fixed Spread specified in the table above for such series of Notes, plus the applicable yield (i) in the case of the 2.950% Senior Notes due 2039 and 2.000% Senior Notes due 2030, corresponding to the May 2039 Interpolated Rate and May 2030 Interpolated Rate (each as defined below), respectively, or (ii) in the case of each other series of Notes, based on the bid-side price of the applicable U.S. Treasury reference security or the mid-market price of the U.K. government bond reference security, as applicable, as specified in the table above, as quoted on the applicable Bloomberg Reference Page as of 10:00 a.m. (Eastern time) on March 4, 2024, unless extended with respect to the applicable Offer (such date and time with respect to an Offer, as the same may be extended with respect to such Offer, the “Price Determination Date”). The Total Consideration does not include the applicable Accrued Coupon Payment (as defined below), which will be payable in cash in addition to the applicable Total Consideration.

The May 2039 Interpolated Rate means in the case of 2.950% Senior Notes due 2039, the rate, expressed as a percentage and rounded to the nearest 0.001% (with 0.0005 being rounded upwards), as determined by the dealer managers at the Price Determination Date, calculated by means of linear interpolation of the 15 Year Mid-Swap Rate and the 16 Year Mid- Swap Rate as follows: by (a) subtracting the 15 Year Mid-Swap Rate from the 16 Year Mid-Swap Rate and multiplying the result of such subtraction by the May 2039 Weight (and rounding the result of such multiplication to the nearest 0.001%), and (b) adding the 15 Year Mid-Swap Rate to the final result of (a); where “May 2039 Weight” means the amount, expressed as a fraction, calculated by dividing the actual number of days from (and including) the date falling exactly 15 years after the Initial Settlement Date to (but excluding) the applicable maturity date for the 2.950% Senior Notes due 2039 as described in the table above by 366. The 15 Year Mid-Swap Rate and the 16 Year Mid-Swap Rate will be such rates as quoted on the applicable Bloomberg page referenced in the table above at the applicable time on the Price Determination Date.

The May 2030 Interpolated Rate means in the case of 2.000% Senior Notes due 2030, the rate, expressed as a percentage and rounded to the nearest 0.001% (with 0.0005 being rounded upwards), as determined by the dealer managers at the Price Determination Date, calculated by means of linear interpolation of the 6 Year Mid-Swap Rate and the 7 Year Mid- Swap Rate as follows: by (a) subtracting the 6 Year Mid-Swap Rate from the 7 Year Mid-Swap Rate and multiplying the result of such subtraction by the May 2030 Weight (and rounding the result of such multiplication to the nearest 0.001%), and (b) adding the 6 Year Mid-Swap Rate to the final result of (a); where “May 2030 Weight” means the amount, expressed as a fraction, calculated by dividing the actual number of days from (and including) the date falling exactly 6 years after the Initial Settlement Date to (but excluding) the applicable maturity date for the 2.000% Senior Notes due 2030 as described in the table above by 365. The 6 Year Mid-Swap Rate and the 7 Year Mid-Swap Rate will be such rates as quoted on the applicable Bloomberg page referenced in the table above at the applicable time on the Price Determination Date.

The Notes denominated in U.S. dollars are referred to in this press release as “Dollar Notes,” the Notes denominated in Euros are referred to as “Euro Notes” and the Notes denominated in Pounds Sterling are referred to as “Sterling Notes.” The Offers will expire at 5:00 p.m. (Eastern time) on March 4, 2024, unless extended or earlier terminated (such date and time with respect to an Offer, as the same may be extended with respect to such Offer, the “Expiration Date”). Notes may be validly withdrawn at any time at or prior to 5:00 p.m. (Eastern time) on March 4, 2024, unless extended with respect to any Offer.

For Holders who deliver a Notice of Guaranteed Delivery and all other required documentation at or prior to the Expiration Date, upon the terms and subject to the conditions set forth in the Tender Offer Documents, the deadline to validly tender Notes using the Guaranteed Delivery Procedures (as defined in the Offer to Purchase) will be the second business day after the Expiration Date and is expected to be 5:00 p.m. (Eastern time) on March 6, 2024, unless extended with respect to any Offer (the “Guaranteed Delivery Date”).

The Initial Settlement Date will be the third business day after the Expiration Date and is expected to be March 7, 2024. The Guaranteed Delivery Settlement Date will be the second business day after the Guaranteed Delivery Date and is expected to be March 8, 2024. Each of the Initial Settlement Date and the Guaranteed Delivery Settlement Date is herein referred to as a “Settlement Date.”

Upon the terms and subject to the conditions set forth in the Offer to Purchase, Holders whose Notes are accepted for purchase in the Offers will receive the applicable Total Consideration for each $1,000, €1,000 or £1,000 principal amount, as applicable, of such Notes in cash on the applicable Settlement Date. Promptly after 10:00 a.m. (Eastern time) on March 4, 2024, the Price Determination Date, unless extended with respect to any Offer, FIS will issue a press release specifying, among other things, the Total Consideration for each series of Notes validly tendered and accepted.

In addition to the applicable Total Consideration, Holders whose Notes are accepted for purchase will receive a cash payment equal to the accrued and unpaid interest on such Notes from and including the immediately preceding interest payment date for such Notes to, but excluding, the Initial Settlement Date (the “Accrued Coupon Payment”). Interest will cease to accrue on the Initial Settlement Date for all Notes accepted in the Offers, and Holders whose Notes are tendered pursuant to the Guaranteed Delivery Procedures and are accepted for purchase will not receive payment in respect of any interest for the period from and including the Initial Settlement Date. Under no circumstances will any interest be payable because of any delay in the transmission of funds to Holders by any Clearing System or its participants.

The Company’s obligation to complete an Offer with respect to a particular series of Notes validly tendered is conditioned on the satisfaction of conditions described in the Offer to Purchase, including that the aggregate principal amount purchased for the Offers (the “Aggregate Purchase Amount”) not exceed $2,250,000,000 (the “Maximum Purchase Amount”), and on the Maximum Purchase Amount being sufficient to include the aggregate principal amount of all validly tendered Notes of such series (after accounting for all validly tendered Notes accepted for purchase that have a higher Acceptance Priority Level) (the “Maximum Purchase Condition”). FIS reserves the right, but is under no obligation, to increase or waive the Maximum Purchase Amount, in its sole discretion subject to applicable law, with or without extending the Withdrawal Date. No assurance can be given that FIS will increase or waive the Maximum Purchase Amount. If Holders tender more Notes in the Offers than they expect to be accepted for purchase based on the Maximum Purchase Amount and FIS subsequently accepts more than such Holders expected of such Notes tendered as a result of an increase of the Maximum Purchase Amount, such Holders may not be able to withdraw any of their previously tendered Notes. Accordingly, Holders should not tender any Notes that they do not wish to be accepted for purchase.

For purposes of applying the Maximum Purchase Amount with respect to the Euro Notes, FIS intends to use a conversion rate of U.S. dollars to Euros of $1.0851 to €1.0000, which was the exchange rate as of 5:00 p.m. (Eastern time) on Monday, February 26, 2024, as displayed on the FXIP screen on Bloomberg. For purposes of applying the Maximum Purchase Amount with respect to the Sterling Notes, FIS intends to use a conversion rate of U.S. dollars to Pounds Sterling of $1.2685 to £1.0000, which was the exchange rate as of 5:00 p.m. (Eastern time) on Monday, February 26, 2024, as displayed on the FXIP screen on Bloomberg.

If the Maximum Purchase Condition is not satisfied with respect to each series of Notes, for (i) a series of Notes (the “First Non-Covered Notes”) for which the Maximum Purchase Amount is less than the sum of (x) the Aggregate Purchase Amount for all validly tendered First Non-Covered Notes and (y) the Aggregate Purchase Amount for all validly tendered Notes of all series having a higher Acceptance Priority Level as set forth in the table above (with 1 being the highest Acceptance Priority Level and 14 being the lowest Acceptance Priority Level) than the First Non-Covered Notes, and (ii) all series of Notes with an Acceptance Priority Level lower than the First Non-Covered Notes (together with the First Non-Covered Notes, the “Non- Covered Notes”), FIS may, at any time on or prior to the Expiration Time:

(a) terminate an Offer with respect to one or more series of Non-Covered Notes for which the Maximum Purchase Condition has not been satisfied, and promptly return all validly tendered Notes of such series, and any other series of Non-Covered Notes, to the respective tendering Holders; or

(b) waive the Maximum Purchase Condition with respect to one or more series of Non-Covered Notes and accept all Notes of such series, and of any series of Notes having a higher Acceptance Priority Level, validly tendered; or

(c) if there is any series of Non-Covered Notes with a lower Acceptance Priority Level than the First Non-Covered Notes for which:

(i) the Aggregate Purchase Amount necessary to purchase all validly tendered Notes of such series, plus

(ii) the Aggregate Purchase Amount necessary to purchase all validly tendered Notes of all series having a higher Acceptance Priority Level than such series of Notes, other than any series of Non-Covered Notes that has or have not also been accepted as contemplated by this clause (c), is equal to, or less than, the Maximum Purchase Amount, accept all validly tendered Notes of all such series having a lower Acceptance Priority Level, until there is no series of Notes with a higher or lower Acceptance Priority Level to be considered for purchase for which the conditions set forth above are met.

It is possible that a series of Notes with a particular Acceptance Priority Level will fail to meet the conditions set forth above and therefore will not be accepted for purchase even if one or more series with a higher or lower Acceptance Priority Level are accepted for purchase.

For purposes of determining whether the Maximum Purchase Condition is satisfied, FIS will assume that all Notes tendered pursuant to the Guaranteed Delivery Procedures will be duly delivered at or prior to the Guaranteed Delivery Time and FIS will not subsequently adjust the acceptance of the Notes in accordance with the Acceptance Priority Levels if any such Notes are not so delivered. FIS reserves the right, subject to applicable law, to waive the Maximum Purchase Condition with respect to any Offer.

The Offers are subject to the satisfaction of these conditions and certain other conditions. FIS reserves the right, subject to applicable law, to waive any and all conditions to any Offer. If any of the conditions is not satisfied, FIS is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered notes, in each event subject to applicable laws, and may terminate or alter any or all of the Offers. The Offers are not conditioned on the tender of any aggregate minimum principal amount of Notes of any series (subject to minimum denomination requirements as set forth in the Offer to Purchase).

FIS has retained Citigroup Global Markets Inc., J.P. Morgan Securities LLC, J.P. Morgan Securities plc, MUFG Securities Americas Inc. and U.S. Bancorp Investments, Inc. to act as the lead dealer managers for the Offers and Barclays Bank PLC, Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, Lloyds Bank Corporate Markets plc, Lloyds Securities Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC to act as co-dealer managers for the Offers. Questions regarding the terms and conditions for the Offers should be directed to Citigroup at (800) 558-3745 (toll-free) or (212) 723-6106 (collect), J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-4045 (collect) (only with respect to the Dollar Notes), J.P. Morgan Securities plc at +44 20 7134 2468 (only with respect to the Euro Notes and the Sterling Notes), MUFG at (877) 744-4532 (toll-free) or (212) 405-7481 (collect), or US Bancorp at (800) 479-3441 (toll-free) or (917) 558-2756 (collect).

D.F. King & Co, Inc. will act as the Information and Tender Agent for the Offers. Questions or requests for assistance related to the Offers or for additional copies of the Offer to Purchase may be directed to D.F. King & Co, Inc. in New York by telephone at (212) 269-5550 (for banks and brokers only) or (800) 207-2872 (for all others toll-free), in London by telephone at +44 20 7920 9700, or by email at fis@dfking.com. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers. The Tender Offer Documents can be accessed at the following link: http://www.dfkingltd.com/fis.

If FIS terminates any Offer with respect to one or more series of Notes, it will give prompt notice to the Information and Tender Agent, and all Notes tendered pursuant to such terminated Offer will be returned promptly to the tendering Holders thereof. With effect from such termination, any Notes blocked in the applicable Clearing System will be released.

Holders are advised to check with any bank, securities broker or other intermediary through which they hold Notes as to when such intermediary would need to receive instructions from a beneficial owner in order for that Holder to be able to participate in, or withdraw their instruction to participate in the Offers before the deadlines specified herein and in the Offer to Purchase. The deadlines set by any such intermediary and the applicable Clearing System for the submission and withdrawal of tender instructions will also be earlier than the relevant deadlines specified herein and in the Offer to Purchase.

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to sell any Notes or any other securities of the Company or any of its subsidiaries. The Offers are being made solely pursuant to the Offer to Purchase. The Offers are not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to have been made on behalf of the Company by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

No action has been or will be taken in any jurisdiction that would permit the possession, circulation or distribution of either this announcement, the Offer to Purchase or any material relating to us or the Notes in any jurisdiction where action for that purpose is required. Accordingly, neither this announcement, the Offer to Purchase nor any other offering material or advertisements in connection with the Offers may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

About FIS

FIS is a leading global provider of financial services technology solutions for financial institutions, businesses and developers. We improve the digital transformation of our financial economy, advancing the way the world pays, banks and invests. We provide the confidence made possible when reliability meets innovation, helping our clients run, grow and protect their business. Headquartered in Jacksonville, Florida, FIS is a member of the Fortune 500® and the Standard & Poor’s 500® Index. FIS is incorporated under the laws of the State of Georgia as Fidelity National Information Services, Inc., and our stock is traded under the trading symbol “FIS” on the New York Stock Exchange.

Forward-looking Statements

This news release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future events and are not statements of fact, actual results may differ materially from those projected. FIS undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the risks related to the acceptance of any tendered Notes, the expiration and settlement of the Offers, the satisfaction of conditions to the Offers, whether the Offers will be consummated in accordance with the terms set forth in the Offer to Purchase or at all and the timing of any of the foregoing, and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of FIS’ Form 10-K for the fiscal year ended December 31, 2023 and FIS’ other filings with the Securities and Exchange Commission.

Notice to Certain Non-U.S. Holders

Neither this announcement nor the Offer to Purchase constitute an offer or an invitation by, or on behalf of, the Company or by, or on behalf of, the dealer managers to participate in the Offers in any jurisdiction in which it is unlawful to make such an offer or solicitation in such jurisdiction. The distribution of this announcement or the Offer to Purchase may be restricted by law in certain jurisdictions. Persons into whose possession this announcement or the Offer to Purchase come are required by the Company and the dealer managers to inform themselves about and to observe any such restrictions. This announcement or the Offer to Purchase may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such offer or solicitation.

United Kingdom

The communication of this announcement, the Offer to Purchase and any other documents or materials relating to the Offers is not being made by, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the Financial Services and Markets Act 2000, as amended. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This announcement, the Offer to Purchase and any other documents or materials relating to the Offers are directed only at persons outside the United Kingdom or persons in the United Kingdom who are (i) persons who have professional experience in matters relating to investments falling within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“Financial Promotion Order”); and (ii) high net worth companies, and other persons to whom such documents and materials may lawfully be communicated, falling within Article 49(2)(a) to (e) of the Financial Promotion Order (all such persons in (i) and (ii) together being referred to as “Relevant Persons”). In the United Kingdom, any investment or investment activity to which this announcement or the Offer to Purchase relate will be available only to, and engaged in only with, Relevant Persons. Any person in the United Kingdom who is not a Relevant Person should not act or rely on this announcement, the Offer to Purchase or any of its contents.

France

The Offers are not being made, directly or indirectly, to the public in France. Neither this announcement, the Offer to Purchase nor any other documents or offering materials relating to the Offers, has been or shall be distributed to the public in France and only (i) qualified investors (investisseurs ualifies) acting for their own account, other than individuals, and/or (ii) legal entities whose total assets exceed €5 million, or whose annual turnover exceeds €5 million, or whose managed assets exceed €5 million or whose average annual headcount exceeds 50, acting for their own account all as defined in, and in accordance with, Articles L.341-2, L.411-2, D.341-1 and D.411-1 of the French Code monétaire et financier, are eligible to participate in the Offers. This announcement and the Offer to Purchase have not been submitted to the clearance procedures (visa) of the Autorité des marchés financiers.

Belgium

The Offers do not constitute a public offering within the meaning of Articles 3, §1, 1° and 6, §1, of the Belgian Takeover Law. The Offers are exclusively conducted under applicable private placement exemptions and have therefore not been, and will not be, notified to, and neither this announcement, the Offer to Purchase nor any other document or material relating to the Offers have been, or will be, approved by the Belgian Financial Services and Markets Authority (Autorité des Services et Marchés Financiers/Autoriteit voor Financiële Diensten en Markten). Accordingly, the Offers, this announcement, the Offer to Purchase, any memorandum, information circular, brochure or any similar documents relating to the Offers may not be advertised, offered or distributed, directly or indirectly, to any person located and/or resident in Belgium other than to persons who qualify as “Qualified Investors” in the meaning of Article 10, §1, of the Belgian Prospectus Law, as referred to in Article 6, §3, 1° of the Belgian Takeover Law, and who is acting for its own account, or in other circumstances which do not constitute a public offering in Belgium pursuant to the Belgian Takeover Law. This announcement and the Offer to Purchase have been issued only for the personal use of the above Qualified Investors and exclusively for the purpose of the Offers. Accordingly, the information contained herein or therein may not be used for any other purpose or disclosed to any other person in Belgium.

Italy

None of the Offers, this announcement, the Offer to Purchase or any other documents or materials relating to the Offers has been or will be submitted to the clearance procedure of the CONSOB, pursuant to applicable Italian laws and regulations.

The Offers are being carried out in Italy as exempted offers pursuant to article 101-bis, paragraph 3-bis of the Financial Services Act and article 35-bis, paragraph 4 of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

Holders or beneficial owners of the Notes that are a resident of and/or located in Italy can tender the Notes for purchase through authorized persons (such as investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of October 29, 2007, as amended, and Legislative Decree No. 385 of September 1, 1993, as amended) and in compliance with applicable laws and regulations and with any requirements imposed by CONSOB or any other Italian authority.

Each intermediary must comply with the applicable laws and regulations concerning information duties vis-à-vis its clients in connection with the Notes or the Offers.

For More Information

Fidelity National Information Services

Ellyn Raftery, 904.438.6083

Chief Marketing & Communications Officer

FIS Global Marketing & Corporate Communications

Ellyn.Raftery@fisglobal.com

or

George Mihalos, 904.438.6438

Senior Vice President

FIS Investor Relations

Georgios.Mihalos@fisglobal.com